UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 20, 2025

Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40715	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5151 Edina Industrial Blvd. Suite 575 Edina, Minnesota	55439
(Address of principal executive offices)	(Zip Code)

(952) 405-6216

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PETV	OTCQB
Warrants	PETVW	OTCPINK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

To the extent required, the discussion of the Subscription Agreement set forth in Item 3.02 below is incorporated by reference into this Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities.

On June 20, 2025, PetVivo Holdings, Inc., including its wholly-owned subsidiary PetVivo Animal Health, Inc., (collectively the “Company”, “we” and “us”) received Three Million Dollars ($3,000,000) pursuant to a partial exercise of a purchase option (“Purchase Option”) granted to the investor as part of an offering to receive Five Million Dollars ($5,000,000) of equity financing in exchange for Five Million shares of Series B Convertible Preferred Stock (“Shares”) (the “Offering”); pursuant to the Offering, the purchase price for one (1) Share of Series B Convertible Preferred Stock is One Dollar ($1.00) and the conversion rate is one (1) Share of Series B Convertible Preferred Stock for one (1) share of Company common stock. The Company has previously received an aggregate total of One Million Dollars ($1,000,000) of the Offering prior to the current Purchase Option exercise for a total received to date of Four Million Dollars ($4,000,000). An additional One Million Dollars ($1,000,000) of the Purchase Option remains for exercise at the investor’s discretion pursuant to the terms and conditions of the subscription agreement of the Offering (“Subscription Agreement”). It is anticipated the remaining One Million Dollars ($1,000,000) of the Purchase Option will be received by the Company on or before June 26, 2025.

The Offering was conducted pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”). The investor entered into the Subscription Agreement with the Company and represented in writing that he, she, or it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act) and acquired the securities for his, her or its own account for investment purposes and any subsequent transfer or sales of these securities will be in accordance with the Securities Act or exempt from registration under the Securities Act. The shares of Series B Preferred Stock will be “restricted securities” under Rule 144 of the Securities Act, and certificates representing the foregoing will bear a Rule 144 restrictive legend.

The form of Subscription Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and the description in this Current Report on Form 8-K of terms of Subscription Agreement are qualified in their entirety by reference to such exhibits.

In connection with the Offering, on March 26, 2025, the Company filed a Certificate of Designation of Rights and Preferences of Series B Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada designating 5,000,000 shares of the Company’s Preferred Stock, $0.001 par value per share, as “Series B Convertible Preferred Stock,” and setting forth the voting and other powers, preferences and relative, participating, optional or other rights of the Series B Preferred Stock. An Amendment to the Certificate of Designation was filed with the Secretary of State of Nevada on March 31, 2025, which provided clarifications to the Company Call Option. A copy of the full text of the Certificate of Designation is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
3.1	Certificate of Designation of Rights and Preferences of Series B Convertible Preferred Stock of PetVivo Holdings, Inc.

10.1	Form of Subscription Agreement

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PETVIVO HOLDINGS, INC.

Date: June 20, 2025	By:	/s/ John Lai
	Name:	John Lai
	Title:	Chief Executive Officer